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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 24, 2005


                             SECURED SERVICES, INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                     001-12536                11-2964894
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(STATE OR OTHER JURISDICTION        (COMMISSION FILE            (IRS EMPLOYER
      OF INCORPORATION)                  NUMBER)             IDENTIFICATION NO.)


                     1175 NORTH SERVICE ROAD WEST, SUITE 214
                        OAKVILLE, ONTARIO, CANADA L6M 2W1
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (905) 339-3439
                                                           --------------


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 24, 2005, Secured Services, Inc. ("Secured Services") executed separate binding Letters of Intent with Chameleon Communications Technologies, Inc. ("Chameleon") and Allegent Technology Group ("Allegent") to purchase all of their issued and outstanding capital stock for a purchase price, consisting cash and restricted securities, valued at approximately $6,250,000 and $12,000,000, respectively.

         Under the letter of intent with Chameleon ,(the "Chameleon Letter") Secured Services, among other things, agreed to the following provisions:

         (i) To prepare and enter into a definitive agreement containing, among other things, customary terms and conditions and close the transaction on or before March 31, 2005 (the "Closing Date");

         (ii) Loan Chameleon up to $180,000 (the "Chameleon Loan") to fund its operations through the Closing Date which Secured Services agrees to forgive if Secured Services terminates the transaction for any reason other than as set forth in (iii) below;

         (iii) To pay to Chameleon a break-up fee of at least $500,000 if the transaction is not consummated by Secured Services on or before the Closing Date for any reason other than:

                  o a material change in the financial condition or operations of the other party due to fraud,

                  o a material breach of, and / or failure to satisfy, a material obligation by the other party under the Letter of Intent; or

                  o the failure of the other party to negotiate in good faith.; and

         (iv) To reimburse Chameleon for reasonable and customary expenses associated with the transaction plus an additional $295,000 in cash in satisfaction of amounts due from Chameleon to its employees and a consultant.

         In addition, subject to the funding of the Chameleon Loan by Secured Services, neither Chameleon nor any of its affiliates shall solicit or otherwise have communications with any third-party respecting a similar transaction or other business combination through the Closing Date.

         Under the letter of intent with Allegent, (the "Allegent Letter") Secured Services, among other things, agreed to the following provisions:

         (i) To prepare and enter into a definitive agreement containing, among other things, customary terms and conditions and close the transaction on or about March 31, 2005 (the "Closing Date") including a provision providing for the payment of an earn-out amount of up to $6,000,000 upon Secured Services meeting certain revenue goals after the consummation of the transaction;

         (ii) Beginning on February 1, 2005, provide financing of $125,000 per month to Allegent (the "Loan") to fund its operations through the Closing Date, which Secured Services agrees to forgive if Secured Services terminates the transaction before May 23, 2005 for any reason other than as set forth in (iii) below;

         (iii) To pay to Allegent a break-up fee equal to one percent (1%) of the final purchase price if the transaction is not consummated due to Secured Services':

                  o   material breach of any provision in the Allegent Letter;
                      or

                  o termination of the transaction before May 23, 2005 which termination was of no fault of Allegent.

         (iv) To reimburse Allegent for reasonable and customary expenses associated with the transaction beginning on the execution date of the Allegent Letter.

         In addition, subject to the Loan from Secured Services, neither Allegent nor any of its affiliates shall solicit or otherwise have communications with any third-party respecting a similar transaction or other business combination through May 23, 2005.

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ITEM 8.01: OTHER EVENTS.

         On January 25, 2005, Secured Services issued a press release announcing that it executed separate binding Letters of Intent with Chameleon Communications Technologies, Inc. and Allegent Technology Group. A copy of the press release is attached as Exhibit 99.1 to this Current Report.


ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:

EXHIBIT
NUMBER                            DESCRIPTION
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99.1     Press release dated January 25, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Secured Services, Inc.

Dated: January 27, 2005                 By:     /s/ John G. Day
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                                            John G. Day, Chief Financial Officer

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